UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Archelle Georgiou (Feldshon), M.D.

On October 30, 2023, the Board of Directors (the “Board”) of Nuwellis, Inc., a Delaware corporation (the “Company”) approved, effective as of November 1, 2023, the appointment of Archelle Georgiou (Feldshon), M.D. to its Board. Dr. Georgiou has been designated as a Class II director, whose term will expire at the Company’s annual meeting of stockholders in 2024.  The appointment of Dr. Georgiou was recommended to the Board by its Nominating and Corporate Governance Committee. The Board has determined that Dr. Georgiou satisfies all of the independence criteria set forth in the Nasdaq rules, and is therefore “independent” for purposes of serving on the Board. Dr. Georgiou is also expected to serve as the Chair of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee.

Dr. Georgiou is President of Georgiou Consulting, LLC. Since January 2008, Georgiou Consulting, LLC has offered strategic advisory services to companies committed to consumer-centered healthcare. Dr. Georgiou has held executive leadership positions in managed care, investment banking, and medical device companies. She has served as Chief Medical Officer and senior executive at UnitedHealth Group from March 1995 to December 2007. She's served as Chief Medical Officer and Chief Health Officer at Starkey Hearing Technologies from January 2020 to December 2022, Chairman of the Board of Directors at Children’s Hospital and Clinics of Minnesota since February 2022 and Executive in Residence at the University of Minnesota’s Carlson School of Management since July 2014. From May 2016 through May 2019, she was a Director for Tivity Health, Inc. and served on the governance and compensation committees. She has additional previous experience serving on public as well as non-profit boards. Dr. Georgiou is a published author and has over 16 years of experience as an on-air TV medical correspondent where she simplifies complex healthcare information for viewers. Dr. Georgiou received her M.D. degree from the Johns Hopkins School of Medicine and was board-certified in Internal Medicine.

There are no arrangements or understandings between Dr. Georgiou and any other persons pursuant to which she was appointed as a director of the Company. There are no family relationships between Dr. Georgiou and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer.

In accordance with the Company’s Non-Employee Director Compensation Policy (the “Policy”), Dr. Georgiou is entitled to receive a $45,000 annual retainer for service as a Board member. Dr. Georgiou will also be entitled to receive an additional $5,000 for her role as a member of the Compensation Committee and $10,000 for her role as Chair of the Nominating and Corporate Governance Committee, annually.

Appointment of David McDonald

On October 30, 2023, the Board of the Company also approved, effective as of November 1, 2023, the appointment of David McDonald to its Board. Mr. McDonald has been designated as a Class I director, whose term will expire at the Company’s annual meeting of stockholders in 2026.  The appointment of Mr. McDonald was recommended to the Board by its Nominating and Corporate Governance Committee. The Board has determined that Mr. McDonald satisfies all of the independence criteria set forth in the Nasdaq rules, and is therefore “independent” for purposes of serving on the Board. Mr. McDonald is also expected to serve as a member of the Audit Committee and as a member of the Nominating and Corporate Governance Committee of the Board. The Board has determined that Mr. McDonald qualifies as a “financial expert” pursuant to the Securities and Exchange Commission rules in connection with his appointment to the Audit Committee.

Mr. McDonald serves as head of Life Science Investment Banking at Lake Street Capital Markets (“Lake Street”), raising almost $6 billion in financing for clients since joining the firm in January 2015. Immediately prior to joining Lake Street, Mr. McDonald worked in the oncology industry serving as a Senior Financial and Business Development Executive for SillaJen Biotherapeutics from June 2013 to December 2015, Delcath Systems from September 2009 to May 2013 and AngioDynamics from July 2008 to September 2009. In addition, Mr. McDonald has over 35 years of capital markets experience, serving the needs of emerging growth companies as a healthcare investment banker, equity research analyst, and investor with RBC Capital Markets from May 2000 to June 2005, Investment Advisors, Inc. from September 1994 to February 2000, Wessels, Arnold & Henderson (since acquired by RBC) from January 1989 to September 1994, American Express from June 1986 to December 1989 and Adams, Harkness & Hill (since acquired by Canaccord Genuity) from September 1982 to May 1986.  Mr. McDonald received his BA in Economics from St. Olaf College.

There are no arrangements or understandings between Mr. McDonald and any other persons pursuant to which he was appointed as a director of the Company. There are no family relationships between Mr. McDonald and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer.

In accordance with the Company’s Policy, Mr. McDonald is entitled to receive a $45,000 annual retainer for service as a Board member. Mr. McDonald will also be entitled to receive an additional $7,500 for his role as a member of the Audit Committee and $5,000 for his role as a member of the Nominating and Corporate Governance Committee, annually.

The Company expects to enter into the Company’s standard form of indemnity agreement with both Mr. McDonald and Dr. Georgiou. The indemnity agreement provides, among other things, that the Company will indemnify each director for certain expenses which he or she may be required to pay in connection with certain claims to which he or she may be made a party by reason of his or her position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Third Amended and Restated Bylaws. The form of indemnity agreement was filed as Exhibit 10.1 on the Company’s Form 10 filed on September 30, 2011, and is incorporated herein by reference.

A copy of the Company’s press release dated November 1, 2023 announcing the appointments of Mr. McDonald and Dr. Georgiou to the Board is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Resignation of Jon Salveson

On October 31, 2023, Mr. Jon Salveson provided notice of his resignation from the Board of the Company, and from his role as member of the Compensation Committee, effective immediately. Mr. Salveson’s resignation was not the result of any disagreement with the Company regarding the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1	Press Release dated November 1, 2023.
104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2023	NUWELLIS, INC.

	By:	/s/ Nestor Jaramillo, Jr
	Name:	Nestor Jaramillo, Jr.
	Title:	President and Chief Executive Officer